Exhibit No. 11


                                    CNS, INC.

               Computation of Net Income per Share of Common Stock

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                                                      Three months ended June 30,       Six Months ended June 30,
                                                      ---------------------------     ---------------------------
                                                         1997             1996           1997             1996
                                                      -----------     -----------     -----------     -----------

NET INCOME

Net income                                            $ 2,613,473     $ 3,047,471     $ 3,934,966     $ 6,148,408
                                                      ===========     ===========     ===========     ===========



PRIMARY EARNINGS PER SHARE:
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                19,277,000      19,106,000      19,241,000      18,258,000
      Incentive stock options                             436,000         667,000         485,000         651,000
      Non qualified stock options                         266,000         426,000         296,000         407,000
      Warrants                                                  0          77,000               0          76,000
                                                      -----------     -----------     -----------     -----------

                                                       19,979,000      20,276,000      20,022,000      19,392,000
                                                      ===========     ===========     ===========     ===========


Primary earnings per share                            $       .13     $       .15     $       .20     $       .32
                                                      ===========     ===========     ===========     ===========



FULLY DILUTED EARNINGS PER SHARE
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                19,277,000      19,106,000      19,241,000      18,258,000
      Incentive stock options                             436,000         676,000         485,000         674,000
      Non qualified stock options                         266,000         435,000         296,000         430,000
      Warrants                                                  0          78,000               0          78,000
                                                      -----------     -----------     -----------     -----------

                                                       19,979,000      20,295,000      20,022,000      19,440,000
                                                      ===========     ===========     ===========     ===========


Fully diluted earnings per share                      $       .13     $       .15     $       .20     $       .32
                                                      ===========     ===========     ===========     ===========

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